Exhibit 10.1

EMPLOYMENT AND TRANSITION AGREEMENT

Chandra Dhandapani

EMPLOYMENT AND TRANSITION AGREEMENT (this “Agreement”), dated as of April 4, 2024, by and between CBRE, Inc., a Delaware corporation (the “Company”) and Chandra Dhandapani (“Executive” and, together with the Company, the “Parties”).

WHEREAS, the Parties desire to enter into this Agreement to set forth certain terms (a) with respect to Executive’s continued employment with the Company and mutually planned separation from the Company as a non-Retirement good leaver as of the Separation Date (defined below) and (b) provide for (i) certain payments, rights and benefits that Executive will receive, and (ii) certain restrictive covenants that will apply, both in accordance with the terms and conditions below.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Parties hereby agree as follows:

1. Effective Date; Term. This Agreement shall become effective on the eighth (8th) day following its Execution by Executive (such date, the “Effective Date”); provided that Executive does not revoke this Agreement in accordance with Section 6(g) below. Subject to earlier termination in accordance with the provisions of Section 4 below, Executive shall be employed by the Company under the terms of this Agreement for the period commencing on the Effective Date and ending on September 8, 2024 (the “Term”). September 8, 2024, the date on which the Term expires, is hereafter referred to as the “Separation Date.”

2. Compensation and Benefits. This Section 2 sets forth all of Executive’s entitlements with respect to compensation and benefits during the Term.

a. Base Salary. During the Term, Executive will continue to be paid a base salary at the annual rate of $750,000 (“Base Salary”), which Base Salary shall be paid in periodic installments in accordance with the Company’s payroll practices.

b. Employee Benefits. During the Term, Executive will remain eligible to participate in all employee benefit plans of the Company in accordance with the terms of such plans as in effect from time to time, including the reimbursement under the executive physical reimbursement plan as in effect (the “Employee Benefits”).

c. Annual Bonus. During the Term, Executive will remain eligible for an annual bonus under the Company’s Executive Bonus Plan with an annual target of $1,100,000 to be paid out as provided in Section 5.1(d)(i) of the Severance Plan, subject to the terms and conditions therein.

d. Expense Reimbursement. Executive will continue to be reimbursed for reasonable business expenses in accordance with Company policy as in effect from time to time.

3. Duties. As of the execution of this Agreement, Executive has ceased to hold the position of Chief Executive Officer, Global Workplace Solutions (“GWS”). During the Term, Executive shall serve as an advisor to, and carry out such duties as reasonably determined by, the CEO and/or the Company’s Chief Operating Officer (“COO”), and Executive will retain access to Company support and services as an active employee of the Company.

4. Termination of Employment, Non-Retirement Good Leaver. Except as otherwise expressly required by law or as specifically provided in this Section 4, all of Executive’s rights to salary, severance, equity awards, benefits, bonuses and other amounts hereunder (if any) shall cease upon the termination of Executive’s employment hereunder. If Executive’s employment with the Company is terminated for any reason prior to the expiration of the Term, Executive’s sole and exclusive remedy with regard to the compensation for services shall be to receive the payments, rights, and benefits described in this Section 4, as applicable, and Executive’s rights with respect to the restricted stock units previously granted to Executive shall be governed by the terms thereof. For the avoidance of doubt, Executive’s separation pursuant to Section 4(c) below, shall be deemed to be a separation subject to the non-Retirement good leaver accelerated vesting provisions of any applicable agreements, including this Agreement, and shall not be deemed a Termination for Cause or a Resignation without Good Reason as defined in the Severance Plan or any other applicable agreement.

a. Death or Disability. Executive’s employment hereunder shall terminate upon Executive’s death or Executive’s Disability (as defined in the Severance Plan). Upon the termination of Executive’s employment as a result of this Section 4(a), Executive or Executive’s estate, as applicable, shall receive:

(i)

(x) in a lump sum cash payment within ten (10) days following such date of termination or on such earlier date as may be required by applicable law (A) any unpaid Base Salary and any unused vacation pay (if any) accrued through such date of termination, and (B) any unreimbursed expenses in accordance with Company policy, and (y) any vested or accrued benefits provided for under the applicable terms of applicable Company employee benefit plans or arrangements in accordance with such terms (clauses (x) and (y), and the applicable terms of payment, but with references to Executive’s estate being replaced by references to Executive, if applicable, are hereafter referred to as the “Accrued Amounts”),

(ii)

subject to Executive’s or Executive’s estate, as applicable, executing and not revoking the general release of claims set forth in Exhibit A hereto (the “Release”) following the date on which Executive’s employment terminates, which Release shall be delivered to Executive or Executive’s estate, as applicable, within five (5) days following the date of termination and which must be executed (and not revoked) by Executive or Executive’s estate, as applicable, within sixty (60) days following the date of termination, the severance payments, rights, and benefits provided for in Section 5.1 of the Severance Plan (i.e., such termination shall be deemed to be a Qualifying Termination as defined in and under the Severance Plan, including but not limited to Sections 2(z) and 5.1 of the Severance Plan), including:

a.

the payments, benefits, Shares (as defined in the CBRE Group, Inc. 2017 Equity Incentive Plan and the CBRE Group, Inc. Amended and Restated 2019 Equity Incentive Plan, as applicable), rights, and interests set forth on the attached Schedule 1 (collectively, the “Schedule 1 Interests”), including

(x)

all cash payments, bonuses (and in the case of any bonus for the fiscal year in which the date of termination occurs (i.e., 2024), the annual bonus Executive would have earned for such fiscal year with 100% of such annual bonus calculated solely based on the applicable Company performance metrics with respect to such fiscal year and without regard to any assessment of personal performance as provided in Section 5.1(d)(i) of the Severance Plan), and benefits, and

(y)

accelerated vesting of Equity Awards, to be paid or delivered, as applicable, on the dates and in the amounts or number of Shares (but in the case of performance-vesting Equity Awards for which the performance period has not yet ended, subject to the level of performance actually achieved) set forth on that Schedule 1 (except that for purposes of this Section 4(a), the “Separation Date” shall be deemed to be the date of the termination of Executive’s employment due to Executive’s death or Executive’s Disability), and

b.

COBRA continuation coverage under the Company’s group health insurance plan for the eighteen (18)-month period following the date of Executive’s termination of employment, with Executive (or her estate, spouse or eligible dependents, as applicable) continuing to pay the same amount of monthly premium as in effect for an active employee with the same coverage, subject to the terms and conditions of Section 5.1(f) of the Severance Plan, or as otherwise provided in Section 5.1(f) of the Severance Plan (the “Continuation Coverage”).

b. Termination by the Company for Cause. At any time during the Term, the Company may terminate Executive’s employment hereunder for Cause (as defined and pursuant to the procedures set forth in the Severance Plan. Upon the termination of Executive’s employment pursuant to this Section 4(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement other than the Accrued Amounts. For avoidance of doubt, following the Effective Date, the Company will not terminate Executive unless such termination is for Cause (as defined pursuant to the procedures set forth in the Severance Plan) (other than a termination due to Disability pursuant to Section 4(a) above or the termination on Separation Date pursuant to Section 4(c) below).

c. Termination upon the Separation Date. Unless earlier terminated in accordance with this Section 4, Executive’s employment hereunder shall automatically terminate on the Separation Date pursuant to the non-Retirement good leaver accelerated vesting provisions set forth in the applicable award agreements. Subject to Executive’s execution and non-revocation of the Release on the Separation Date (other than with respect to the Accrued Amounts), beginning on the eighth (8th) day following Executive’s execution of the Release (if Executive has not revoked the Release prior to such date), Executive shall receive:

i.	The Accrued Amounts,

ii.	the Schedule 1 Interests, to be paid or delivered on the dates and in the amounts or number of Shares set forth in the attached Schedule 1,

iii.	the Continuation Coverage, and

iv.

reasonable outplacement services pursuant to Section 5.1(g) and subject to Section 14.2 of the Severance Plan, each of which is hereby incorporated into and made part of this Agreement; provided, that Executive will select a vendor reasonably acceptable to the Company to provide such services who is qualified and appropriate to serve the needs of a senior executive with similar background and experience as Executive.

d. Net Settlement. The Company hereby acknowledges and agrees that any and all applicable federal, state and local income, employment, payroll and other withholding and tax obligations related to the Equity Awards shall be satisfied by using a net settlement mechanism whereby the Company will withhold a number of Shares that would otherwise be issued to Executive as permitted under the terms of the applicable equity-based plans.

5. Restrictive Covenants. On March 7, 2022, Executive entered into a Restrictive Covenants Agreement (the “Restrictive Covenants Agreement”) which contains, among other things, a post-termination non-competition covenant. Notwithstanding any provision of the Restrictive Covenants Agreement to the contrary, the Parties agree that the non-competition covenant set forth in Section 1.4 of the Restrictive Covenants Agreement shall apply to Executive at all times during the Term and for a period commencing following the termination of Executive’s employment with the Company for any reason other than due to death and ending on the first anniversary of the Effective Date (subject to the terms and conditions of Section 2.2 of the Restrictive Covenants Agreement) (such non-competition covenant, together with Section 6(i) and Section 6(j) of this Agreement and the covenants set forth on Exhibit B of the Severance Plan, collectively, the “Restrictive Covenants”). The Parties agree that Executive shall remain subject to the Restrictive Covenants as specified herein or in the applicable document providing for such Restrictive Covenants, as applicable.

6. Miscellaneous.

a. Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and either the CEO or the Company’s General Counsel.

b. Successors and Assigns.

i. This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives.

ii. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

c. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, if delivered by overnight courier service, or if mailed by registered mail, or if sent by electronic mail.

If to Executive, to such address as shall most currently appear on the records of the Company and by email to cdpani@gmail.com.

With a copy to:

Joe Ahmad

Kyle Poelker

Ahmad, Zavitsanos & Mensing, PLLC

1221 McKinney St, Suite 2500

Houston, Texas 77010

Email:  joeahmad@azalaw.com

 kpoelker@azalaw.com

If to the Company, to:

CBRE, Inc.

2100 McKinney Ave., Ste. 1250

Dallas, TX 75201

Attention: Executive Vice President, General Counsel and Corporate Secretary

Email: Chad.Doellinger@cbre.com

d. Arbitration. Section 13.2 of the Severance Plan is hereby incorporated into and made part of this Agreement.

e. GOVERNING LAW; JURY TRIAL WAIVER. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS TO BE APPLIED. EACH PARTY TO THIS AGREEMENT WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM.

f. Entire Agreement. This Agreement, together with the Restrictive Covenants Agreement; any pension or welfare plan covered by Section 6(g)(ii), below; any agreements, bylaws, policies, or other documents regarding any rights to indemnification Executive may have, as set forth in Section 6(g)(iii), below; the award agreements related to the Equity Awards; and the specific terms of the Severance Plan cross-referenced herein including Section 8 thereof, constitute the entire agreement between the parties as of the Effective Date and supersede all previous agreements and understandings between the Parties with respect to the subject matter hereof, including specifically that certain employment offer letter dated February 23, 2022 .

g. Release by Executive. For and in consideration of the continued employment described in Section 1 and the payments and benefits described in Section 2 and Section 4, Executive hereby agrees on behalf of herself, her agents, assignees, attorneys, successors, assigns, heirs and executors, to, and Executive does hereby, fully and completely forever release the Company and its past, current and future affiliates, predecessors and successors and all of their respective past and/or present officers, directors, partners, members, managing members, managers, employees, agents, representatives, administrators, attorneys, insurers and fiduciaries, in their individual and/or representative capacities (hereinafter collectively referred to as the “Company Releasees”), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which Executive or her agents, assignees, attorneys, successors, assigns, heirs and executors ever had, now have or may have against the Company Releasees or any of them, in law or equity, whether known or unknown to Executive, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Agreement is signed by Executive, arising out of or in connection with or in relationship to Executive’s employment or other service relationship with the Company or the termination thereof, and any applicable employment, compensatory or equity arrangement with the Company, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability, medical condition or other discrimination or harassment, (such released claims are collectively referred to herein as the “Released Claims”); provided, that, Executive does not waive or release (i) any claims with respect to the right to enforce this Agreement (or the agreements or provisions set forth in Section 6(f) of this Agreement), (ii) claims with respect to any vested right Executive may have under any employee pension or welfare benefit plan of the Company, (iii) any rights Executive may have for indemnification from the Company or any of its affiliates or under any insurance policy, and (iv) any claims that may not be waived by law.

Notwithstanding the generality of the immediately preceding paragraph, the Released Claims include, without limitation, all of the following claims occurring up to the date this Agreement is signed by Executive: (A) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (the “ADEA,” a law which prohibits discrimination on the basis of age), the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Equal Pay Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Rehabilitation Act of 1973, and the Worker Adjustment and Retraining Notification Act, all as amended, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (B) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney’s fees, costs, expenses and all claims for any other type of damage or relief.

THIS MEANS THAT, BY SIGNING THIS AGREEMENT, EXECUTIVE WILL HAVE WAIVED ANY RIGHT EXECUTIVE MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST THE COMPANY RELEASEES BASED ON ANY ACTS OR OMISSIONS OF THE COMPANY RELEASEES UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT. NOTWITHSTANDING THE ABOVE, NOTHING IN THIS SECTION 6(G) SHALL PREVENT EXECUTIVE FROM (X) INITIATING OR

CAUSING TO BE INITIATED ON HER BEHALF ANY COMPLAINT, CHARGE, CLAIM OR PROCEEDING AGAINST THE COMPANY BEFORE ANY LOCAL, STATE OR FEDERAL AGENCY, COURT OR OTHER BODY CHALLENGING THE VALIDITY OF THE WAIVER OF HER CLAIMS UNDER ADEA CONTAINED IN THIS SECTION 6(G) (BUT NO OTHER PORTION OF SUCH WAIVER); OR (Y) INITIATING OR PARTICIPATING IN (BUT NOT BENEFITING FROM) AN INVESTIGATION OR PROCEEDING CONDUCTED BY THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION WITH RESPECT TO ADEA. NOTWITHSTANDING FURTHER THE ABOVE, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO (I) LIMIT EXECUTIVE’S ABILITY TO FILE A CHARGE OR COMPLAINT WITH ANY U.S. OR FOREIGN FEDERAL, STATE OR LOCAL GOVERNMENTAL OR LAW ENFORCEMENT BRANCH, AGENCY, ENTITY, COMMISSION OR OTHER GOVERNMENTAL AUTHORITY OR INSTRUMENTALITY OF COMPETENT JURISDICTION (COLLECTIVELY, A “GOVERNMENTAL ENTITY”); (II) APPLY TO ANY SEXUAL ASSAULT OR SEXUAL HARASSMENT DISPUTE, AS DEFINED BY THE SPEAK OUT ACT, ARISING AFTER EXECUTIVE’S EXECUTION OF THIS AGREEMENT; (III) LIMIT EXECUTIVE’S ABILITY TO COMMUNICATE WITH ANY GOVERNMENTAL ENTITIES OR OTHERWISE PARTICIPATE IN ANY INVESTIGATION OR PROCEEDING THAT MAY BE CONDUCTED BY ANY GOVERNMENTAL ENTITIES, INCLUDING PROVIDING DOCUMENTS OR OTHER INFORMATION, WITHOUT NOTICE TO COMPANY; OR (IV) LIMIT EXECUTIVE’S ABILITY, IF AFFORDED BY APPLICABLE LAW, TO ENGAGE IN CONCERTED ACTIVITIES FOR THE PURPOSE OF COLLECTIVE BARGAINING OR OTHER MUTUAL AID OR PROTECTION UNDER SECTION 7 OF THE NATIONAL LABOR RELATIONS ACT. THIS AGREEMENT ALSO DOES NOT LIMIT EXECUTIVE’S RIGHT TO RECEIVE AN AWARD FOR INFORMATION PROVIDED TO ANY GOVERNMENTAL ENTITIES; HOWEVER, EXECUTIVE AGREES TO WAIVE ANY RIGHT TO RECOVER MONETARY DAMAGES FROM THE COMPANY AND/OR THE COMPANY RELEASEES IN ANY CHARGE, COMPLAINT, OR LAWSUIT AGAINST THE COMPANY FILED BY EXECUTIVE OR BY ANYONE ELSE ON EXECUTIVE’S BEHALF FOR CLAIMS WHICH EXISTED OR MAY HAVE EXISTED BEFORE OR CONTEMPORANEOUSLY WITH THE EXECUTION OF THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY LAW.

Executive represents that she has read carefully and fully understands the terms of this Agreement, and that Executive has been advised to consult with an attorney and has availed herself of the opportunity to consult with an attorney prior to signing this Agreement. Executive acknowledges and agrees that she is executing this Agreement willingly, voluntarily and knowingly, of her own free will, in exchange for the continued employment described in Section 1 and the payments and benefits described in Section 2 and Section 4, and that she has not relied on any representations, promises or agreements of any kind made to her in connection with her decision to accept the terms of this Agreement, other than those set forth in this Agreement. Executive acknowledges that she could take up to twenty-one (21) days to consider whether she wants to sign this Agreement and that the ADEA gives her the right to revoke the Agreement within seven (7) days after it is signed, and Executive understands that she will not receive any payments or benefits under Section 2 or Section 4 of this Agreement (other than payment of

Accrued Amounts), subject to the terms and conditions hereof, until such seven (7) day revocation period has passed and then, only if she has not revoked the Agreement. To the extent Executive has executed the Agreement within less than twenty-one (21) days after its delivery to her, Executive hereby waives the twenty-one (21) day period and acknowledges that her decision to execute the Agreement prior to the expiration of such twenty-one (21) day period was entirely voluntary. If Executive revokes this Agreement, it shall be null and void.

h. Release by Company Group. For and in consideration of the Restrictive Covenants described in Section 5, and Executive’s release of Company Releasees described in Section 6(g), Company Group, as defined in the Severance Plan, hereby agrees on behalf of itself, its agents, assignees, attorneys, successors, assigns, heirs and executors, to, and Company Group does hereby, fully and completely forever release Executive and her past and current agents, assignees, attorneys, successors, assigns, heirs and executors (hereinafter collectively referred to as the “Executive Releasees”), from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which Company Group or its agents, assignees, attorneys, successors, assigns, heirs and executors ever had, now have or may have against the Executive Releasees or any of them, in law or equity, whether known or unknown to Company Group, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Agreement is signed by Company Group; provided, that, Company Group does not waive or release (i) any claims with respect to the right to enforce this Agreement (or the agreements or provisions set forth in Section 6(f) of this Agreement), (ii) any claims that Company Group now has or may have in the future that arise from either (a) any illegal action taken by Executive, or (b) any intentional misconduct performed by Executive, and (iii) any claims that may not be waived by law.

i. Mutual Non-Disparagement; Communications. Following the date of this Agreement (and continuing following the termination of Executive’s employment hereunder):

(i) Executive hereby agrees not to defame or disparage any member of the Company Group as defined in the Severance Plan or any executive, manager, director, or officer of any member of the Company Group in any medium to any person.

(ii) The Company hereby agrees that the Company Group’s General Counsel and Section 16 officers as of the Effective Date, including, for the avoidance of doubt, Bob Sulentic, Chad Doellinger, Emma Giamartino, Danny Queenan and Vikram Kohli, will not defame or disparage Executive in any medium to any person.

Notwithstanding the preceding, Executive, the Company and the executive officers of the Company Group may confer in confidence with their respective legal representatives and make truthful statements as required by law or legal process, including, but not limited to, any required communications with or disclosures to the Securities and Exchange Commission (“Regulatory Disclosures”). Executive agrees that it will not be a breach of this Section 6(i) for the Company Group to report in any Regulatory Disclosure that Executive’s separation from the Company was a Qualifying Termination as defined in the Severance Plan.

Prior to execution of this Agreement, Executive and the CEO and/or the COO conferred regarding the timing and content of the contemplated corporate communication regarding Executive’s departure from the Company. Executive has been provided with a reasonable opportunity to comment on any such communication before it is released, and the Company has taken into consideration in good faith any such comments Executive provided.

From the Separation Date through December 31, 2024 or such earlier date as Executive selects, the Company shall maintain an automatic reply on Executive’s Company email account stating that as of the Separation Date, Executive is no longer employed by the Company, and that for personal matters, she can be contacted at Executive’s personal email address (to be provided to the Company by Executive).

j. Continuing Obligation Not to Use Any Confidential Information; and Return of All Confidential Information and Other Company Property.

(i) Executive acknowledges and agrees that all confidential, proprietary, trade secret and other business information belonging to the Company Group, whether in tangible form or otherwise, including all documents and records, whether printed, typed, handwritten, videotaped, transmitted or transcribed on data files or on any other type of media, and whether or not labeled or identified as confidential and/or proprietary, made or compiled by Executive or made available to Executive during her employment with the Company, is and remains the sole property of the Company Group which Executive shall not knowingly at any time use or disclose to any third party.

(ii) Executive agrees that Executive has an obligation to make a reasonable search for, and return, all originals and all copies of all documents and records made or compiled by, provided to or made available to Executive that contain confidential, proprietary, trade secret or other business information belonging to the Company Group, whether printed, typed, handwritten, videotaped, transmitted or transcribed on data files or on any other type of media and whether or not labeled or identified as confidential, proprietary or trade secret.

(iii) Executive agrees that Executive has an obligation to, no later than ten (10) business days following the date on which her employment terminates, return all other Company-owned property and materials that she is aware of, including, but not limited to, credit cards, calling cards, keys, key fobs, identification badges, files, records, product samples, marketing materials, computer disks, tablets, printers, personal digital assistants, pagers, cellular telephones and all associated accessories for technology (e.g. power cords, mouse, etc.).

(iv) To the extent that after signing this Agreement, Executive becomes aware that she has access to any confidential, proprietary, trade secret or other business information belonging to the Company Group, including on any personal computer equipment or other personal electronic storage devices, or is aware or becomes aware that she has uploaded or downloaded such information to any cloud or other file sharing service to which Executive has access, Executive shall (A) make prompt reasonable steps to delete such information, and (B) not review or use such information for any purpose.

(v) Executive does not need the prior authorization of (or to give notice to) the Company regarding any such communication or disclosure. Executive understands and acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of the law; or (B) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive understands and acknowledges further that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, under no circumstance is Executive authorized to disclose any information covered by the Company’s attorney-client privilege or attorney work product without the prior written consent of the Company’s General Counsel.

k. Cooperation. Executive may from time to time after the date of her termination be asked to testify or provide information to the Company or its counsel in connection with legal proceedings involving the Company regarding events about which Executive has knowledge (for example, litigation, arbitration, judicial, non-judicial, administrative proceedings, investigations or audits). Executive agrees to reasonably assist and cooperate with the Company in preparing for such legal proceedings by providing any truthful relevant information Executive may have. The Company will only compensate Executive for reasonable travel, meal and accommodation expenses incidental to any such cooperation provided to the Company. Nothing in this Agreement limits in any way Executive’s right to give truthful testimony under oath in any proceeding or to cooperate with or provide truthful information to Government Entities or other Company employees or former employees subject to the provisions of this Section 6(k).

l. Withholding Taxes. The Company shall be entitled to withhold from any payment due to Executive hereunder any amounts required to be withheld by applicable tax laws or regulations.

m. Legal Fees. Upon provision of the invoices thereof by email to Alison Caplan (alison.caplan@cbre.com), Company shall pay Executive’s legal fees and expenses incurred in connection with her negotiations concerning the termination of her employment with the Company, including the negotiation and preparation of this Agreement. Company will pay such fees and expenses directly to Ahmad, Zavitsanos & Mensing, PLLC (“AZA”) on Executive’s behalf in the ordinary course of business.

n. Survival. Sections 4, 5 and 6 shall survive and continue in full force in accordance with their terms notwithstanding any termination of Executive’s employment with the Company.

o. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CBRE, INC.

By:	/s/ Chad Doellinger
Name: Chad Doellinger
Title: Executive Vice President, General Counsel and Corporate Secretary

EXECUTIVE

/s/ Chandra Dhandapani
Chandra Dhandapani

[Signature page to Employment and Transition Agreement]

Exhibit A

General Release

For and in consideration of the payments and benefits described in Section 4 of the Employment and Transition Agreement (the “Agreement”) dated as of [•], 2024, by and between CBRE, Inc., a Delaware corporation (the “Company”) and Chandra Dhandapani (“Executive”), Executive hereby agrees on behalf of herself, her agents, assignees, attorneys, successors, assigns, heirs and executors, to, and Executive does hereby, fully and completely forever release the Company Releasees, from any and all causes of action, suits, agreements, promises, damages, disputes, controversies, contentions, differences, judgments, claims, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, variances, trespasses, extents, executions and demands of any kind whatsoever, which Executive or her agents, assignees, attorneys, successors, assigns, heirs and executors ever had, now have or may have against the Company Releasees or any of them, in law or equity, whether known or unknown to Executive, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this release is signed by Executive, arising out of or in connection with or in relationship to Executive’s employment or other service relationship with the Company or the termination thereof, and any applicable employment, compensatory or equity arrangement with the Company, any claims of breach of contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability, medical condition or other discrimination or harassment, (such released claims are collectively referred to herein as the “Released Claims”); provided, that, Executive does not waive or release (i) any claims with respect to the right to enforce the Agreement (or the agreements or provisions set forth in Section 6(f) of the Agreement), (ii) claims with respect to any vested right Executive may have under any employee pension or welfare benefit plan of the Company, (iii) any rights Executive may have for indemnification from the Company or any of its affiliates or under any insurance policy, and (iv) any claims that may not be waived by law.

Notwithstanding the generality of the immediately preceding paragraph, the Released Claims include, without limitation, all of the following claims occurring up to the date this release is signed by Executive: (A) any and all claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967 (the “ADEA,” a law which prohibits discrimination on the basis of age), the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Fair Labor Standards Act, Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Equal Pay Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Rehabilitation Act of 1973, and the Worker Adjustment and Retraining Notification Act, all as amended, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to employment or otherwise, and (B) any claims for wrongful discharge, breach of contract, fraud, misrepresentation or any compensation claims, or any other claims under any statute, rule or regulation or under the common law, including compensatory damages, punitive damages, attorney’s fees, costs, expenses and all claims for any other type of damage or relief.

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THIS MEANS THAT, BY SIGNING THIS RELEASE, EXECUTIVE WILL HAVE WAIVED ANY RIGHT EXECUTIVE MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST THE COMPANY RELEASEES BASED ON ANY ACTS OR OMISSIONS OF THE COMPANY RELEASEES UP TO THE DATE OF THE SIGNING OF THIS RELEASE. NOTWITHSTANDING THE ABOVE, NOTHING IN THIS RELEASE SHALL PREVENT EXECUTIVE FROM (X) INITIATING OR CAUSING TO BE INITIATED ON HER BEHALF ANY COMPLAINT, CHARGE, CLAIM OR PROCEEDING AGAINST THE COMPANY BEFORE ANY LOCAL, STATE OR FEDERAL AGENCY, COURT OR OTHER BODY CHALLENGING THE VALIDITY OF THE WAIVER OF HER CLAIMS UNDER ADEA CONTAINED IN THIS RELEASE (BUT NO OTHER PORTION OF SUCH WAIVER); OR (Y) INITIATING OR PARTICIPATING IN (BUT NOT BENEFITING FROM) AN INVESTIGATION OR PROCEEDING CONDUCTED BY THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION WITH RESPECT TO ADEA. NOTWITHSTANDING FURTHER THE ABOVE, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED TO (I) LIMIT EXECUTIVE’S ABILITY TO FILE A CHARGE OR COMPLAINT WITH ANY U.S. OR FOREIGN FEDERAL, STATE OR LOCAL GOVERNMENTAL OR LAW ENFORCEMENT BRANCH, AGENCY, ENTITY, COMMISSION OR OTHER GOVERNMENTAL AUTHORITY OR INSTRUMENTALITY OF COMPETENT JURISDICTION (COLLECTIVELY, A “GOVERNMENTAL ENTITY”); (II) APPLY TO ANY SEXUAL ASSAULT OR SEXUAL HARASSMENT DISPUTE, AS DEFINED BY THE SPEAK OUT ACT, ARISING AFTER EXECUTIVE’S EXECUTION OF THIS AGREEMENT; (III) LIMIT EXECUTIVE’S ABILITY TO COMMUNICATE WITH ANY GOVERNMENTAL ENTITIES OR OTHERWISE PARTICIPATE IN ANY INVESTIGATION OR PROCEEDING THAT MAY BE CONDUCTED BY ANY GOVERNMENTAL ENTITIES, INCLUDING PROVIDING DOCUMENTS OR OTHER INFORMATION, WITHOUT NOTICE TO COMPANY; OR (IV) LIMIT EXECUTIVE’S ABILITY, IF AFFORDED BY APPLICABLE LAW, TO ENGAGE IN CONCERTED ACTIVITIES FOR THE PURPOSE OF COLLECTIVE BARGAINING OR OTHER MUTUAL AID OR PROTECTION UNDER SECTION 7 OF THE NATIONAL LABOR RELATIONS ACT. THIS AGREEMENT ALSO DOES NOT LIMIT EXECUTIVE’S RIGHT TO RECEIVE AN AWARD FOR INFORMATION PROVIDED TO ANY GOVERNMENTAL ENTITIES; HOWEVER, EXECUTIVE AGREES TO WAIVE ANY RIGHT TO RECOVER MONETARY DAMAGES FROM THE COMPANY AND/OR THE COMPANY RELEASEES IN ANY CHARGE, COMPLAINT, OR LAWSUIT AGAINST THE COMPANY FILED BY EXECUTIVE OR BY ANYONE ELSE ON EXECUTIVE’S BEHALF FOR CLAIMS WHICH EXISTED OR MAY HAVE EXISTED BEFORE OR CONTEMPORANEOUSLY WITH THE EXECUTION OF THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY LAW.

Executive represents that she has read carefully and fully understands the terms of this release, and that Executive has been advised to consult with an attorney and has availed herself of the opportunity to consult with an attorney prior to signing this release. Executive acknowledges and agrees that she is executing this release willingly, voluntarily and knowingly, of her own free will, in exchange for the payments and benefits described in Section 4 of the Agreement, and that she has not relied on any representations, promises or agreements of any kind made to her in connection with her decision to accept the terms of the Agreement and this release, other than those set forth in the Agreement and this release. Executive acknowledges that she could take up to twenty-one (21) days to consider whether she wants to sign this release and that the ADEA gives her the right to revoke this release within seven (7) days after it is signed, and Executive understands

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that she will not receive any payments or benefits under Section 4 of the Agreement (other than payment of Accrued Amounts), subject to the terms and conditions thereof, until such seven (7) day revocation period has passed and then, only if she has not revoked this release. To the extent Executive has executed this release within less than twenty-one (21) days after its delivery to her, Executive hereby waives the twenty-one (21) day period and acknowledges that her decision to execute this release prior to the expiration of such twenty-one (21) day period was entirely voluntary. If Executive revokes this release, it and the Agreement shall be null and void as of the date of such revocation.

Capitalized terms used in this release but not defined herein shall have the meanings ascribed to such terms in the Agreement.

EXECUTIVE

Chandra Dhandapani

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Schedule 1

Assumptions:
Separation Date:	September 8, 2024
Base Salary:	$750,000
Target Bonus:	$1,100,000

Schedule 1 Interests

Summary Upon Separation Date (paid in 2024 following the Separation Date unless otherwise noted)

	Category		Payout
Cash Payment	Target cash compensation (base + target bonus) x 1.5		$2,775,000
Bonus	2024 annual Bonus (Paid March 2025) shown at target. Actual amount will be calculated pursuant to the Severance Plan methodology contained in Section 5.1(d)(i) of the Severance Plan, based solely on the applicable Company performance metrics with respect to fiscal year 2024 and without regard to any assessment of personal performance by Executive.		$756,438

Total Payout in Cash delivered at or after Separation Date*			$3,531,438

Delivery Date *	Equity Grants	Shares	Payout *
05/19/2024	5/19/2022 Time (100%)	729	N/A
09/08/2024	3/3/2021 Time (50%)	1123	N/A
09/08/2024	6/6/2021 Time (50%)	278	N/A
09/08/2024	2/25/2022 Time (50%)	3,359	N/A
09/08/2024	5/19/2022 Time (50%)	660
09/08/2024	2023 Time (50%)	5,824	N/A
09/08/2024	2024 Time (50%)	4,999	N/A

Total Equity delivered at or before Separation Date *		16,972	N/A

Summary of Equity Delivered After Separation Date

Delivery Date *	Equity Grants	Shares	Payout *
March 2025	2023 Performance (50%)	11,640	N/A
03/08/2026	3/3/2021 Time (50%)	1,123	N/A
03/08/2026	6/6/2021 Time (50%)	278	N/A
03/08/2026	2022 Time (50%)	3,359	N/A
03/08/2026	5/19/2022 Time (50%)	660	N/A
03/08/2026	2023 Time (50%)	5,824	N/A
03/08/2026	2024 Time (50%)	4,999	N/A
03/08/2026	2023 Performance (50%)	11,641	N/A
March 2026	2024 Performance	13,336	N/A

Total Equity delivered after Separation Date *		52,860

Total Equity Delivered after Effective Date *		69,832

*

For awards where the performance period has not yet ended (2023 Performance and 2024 Performance), the number of shares noted reflects the number subject to continued vesting, assuming target performance; however, Executive will remain eligible to receive the maximum number of shares that are subject to the award. Once certified, the performance achievement factor contained in each award will be applied to calculate the number of shares due Executive pursuant to each award. Delivery date shown is the approximate delivery date. Shares subject to performance will be delivered as soon as practicable after the compensation committee of the board certifies the performance (but in no event later than 30 days thereafter).